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                                                                     EXHIBIT 5.1


NUMBER TC

THIS CERTIFICATE IS TRANSFERABLE           8 5/8% SERIES C CUMULATIVE REDEEMABLE
IN THE CITIES OF BOSTON, MA.                   PREFERRED SHARES OF BENEFICIAL
OR NEW YORK, N.Y.                              INTEREST, ($0.01 PAR VALUE
                                                 PER SHARE) (LIQUIDATION
                                                PREFERENCE $25.00 PER SHARE)

                                                     CUSIP 294741-608

                                             SEE REVERSE FOR IMPORTANT NOTICE
                                             ON TRANSFER RESTRICTIONS, CERTAIN
                                             DEFINITIONS AND OTHER INFORMATION


                         EQUITY OFFICE PROPERTIES TRUST
 a Real Estate Investment Trust Formed Under the Laws of the State of Maryland

This Certifies that
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is the owner of
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                FULLY PAID AND NONASSESSABLE 8 5/8% SERIES C CUMULATIVE
                REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST, $0.01 PAR VALUE PER SHARE ("PREFERRED SHARES"), IN
Equity Office Properties Trust (the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      In Witness Whereof, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

Countersigned and Registered:

BANKBOSTON, N.A.                              /s/ Timothy H. Callahan
Transfer Agent and Registrar                  --------------------------
                                              President


By:                                           /s/ Stanley M. Stevens
   -------------------------------            --------------------------
         Authorized  Signature                Secretary






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                                IMPORTANT NOTICE

      The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of beneficial interest of each class which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request may be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

      The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.9 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
(ii) with respect to any class or series of Preferred Shares, no Person may Beneficially or Constructively Own more than 9.9 percent (in value or number of shares) of the outstanding shares of such class or series of Preferred Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void, ab initio. A Person who attempts to Beneficially or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

          KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN
         OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT-      CUSTODIAN
TEN ENT - as tenants by the                        ------         --------
          entireties                               (Cust)          (Minor)
JT TEN - as tenants with the                       Under Uniform Gifts to
         right of survivorship                     Minors Act of
         and not as tenants                                     ----------------
         in common                                                  (State)


    Additional abbreviations may also be used though not in the above list.

For Value Received,
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hereby sell, assign and transfer unto

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING  ZIP CODE OF ASSIGNEE)

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    (PLEASE INSERT SOCIAL SECURITY OF OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                                                                8 5/8% Series C
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Cumulative Redeemable Preferred Shares of Beneficial Interest of the Trust
represented by this Certificate and do hereby irrevocably constitute and appoint

                                                                      Attorney
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to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated
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                               NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST
                               CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                               FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
                               WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                               CHANGE WHATEVER


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                               Signature Guarantee